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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                       the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): September 22, 1997
                                                  ------------------

                             Total Control Products, Inc.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)




         Illinois                   333-18539                  36-3209178
----------------------------       -----------            -------------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)            File number)           Identification No.)



2001 North Janice Avenue
Melrose Park, Illinois                                      60160
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(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (708) 345-5500
                                                    ----------------


                   -----------------------------------------------------------
                   Former name or former address, if changed since last report

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Item 5.       OTHER EVENTS.
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    As of September 22, 1997, Total Control Products, Inc. (the "Registrant")
entered into an agreement in principle (the "Agreement") with Computer Dynamics, Inc., a South Carolina corporation ("CDI"), pursuant to which the Registrant agreed to purchase substantially all of the assets of CDI and certain other related entities, and Kurt Priester ("Priester"), the President and sole shareholder of CDI, agreed to terminate the right to receive certain royalty payments from CDI. The consideration to be paid by the Registrant to CDI and Priester upon entering into the definitive purchase agreement will consist of a warrant (the "Warrant") to purchase
100,000 shares of common stock, no par value per share, of the Registrant ("Registrant Shares") and approximately $24.5 million, $12.5 million of which will be paid in cash at closing and the remaining $12.0 million will be paid in Registrant Shares at closing, where each Registrant Share issued shall be valued based on an average of the closing price of a Registrant Share two days prior to the announcement of the signing of the Agreement (which occurred on September 22, 1997) and two days following the announcement of the signing of the Agreement (the "Average Price"). The Warrant will be immediately exercisable for the Average Price and shall remain outstanding for a period of ten years. A copy of the Agreement is attached hereto as
Exhibit 10.1 and is hereby incorporated by reference.

    Additionally, subject to certain adjustments, for five years after the closing, the Registrant shall pay Priester an annual payment of up to $3.0 million for each year in which earnings during such year exceed 110% of the base earnings from the previous year (each an "Earn Out Period"). Each such payment shall be made 50% in cash and 50% in Registrant Shares. Each Registrant Share shall be valued based on an average of the ask and bid price at the end of each trading day for the ten day period ending on the last day of each Earn Out Period.

    As of September 22, 1997 the Registrant and Priester entered into an Escrow Agreement, whereby Registrant placed $250,000 in an escrow account. Such funds will be paid to Priester in the event the transaction contemplated by the Agreement does not close on or before November 21, 1997 due to certain actions of the Registrant.

    A copy of the press release of the Registrant, dated September 22, 1997, is attached as Exhibit 10.2 and is hereby incorporated by reference.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (c)  Exhibits

         10.1 Letter of Intent dated as of September 22, 1997 by and between Total Control Products, Inc. and Computer Dynamics, Inc.

         10.2 Press Release dated September 22, 1997.


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                                      SIGNATURE
                                      ---------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: September 23, 1997              TOTAL CONTROL PRODUCTS, INC.



                                       By: /s/Nic Gihl
                                          ------------------------------------
                                          Name:  Nic Gihl
                                          Title: President, Chief Executive
                                                  Officer and Chairman


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                                        INDEX



EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT
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10.1     Letter of Intent dated as of September 22, 1997 by and between Total
         Control Products, Inc. and Computer Dynamics, Inc.

10.2     Press Release dated September 22, 1997.